EXHIBIT 99.1

Press release — February 9, 2005

PALCO WORKING TO AVOID FINANCIAL LIQUIDITY SHORTFALL

SCOTIA, California —The Pacific Lumber Company (“PALCO”) reported today it is working with a local regulatory agency, and separately with PALCO’s bank lender, in efforts to avoid a financial liquidity shortfall.

     “At PALCO, virtually all revenue comes from sales of lumber and other products produced from timber owned by our subsidiary, Scotia Pacific Company LLC (Scotia Pacific),” said Robert Manne, PALCO President and CEO. “This is why the North Coast Regional Water Quality Control Board should sign off on timber harvesting plans already approved by the California Department of Forestry and every other applicable state and federal regulatory agency. Under the Headwaters Agreement, PALCO agreed to a historic Habitat Conservation Plan (HCP) that includes stringent environmental standards to protect water quality, rare and endangered plants, fish and wildlife habitat and restrict harvest on more than half of our 217,000 acres of forest. All our timber harvesting plans satisfy the HCP. No other timber company operating in the state abides by such tough environmental standards.”

     “We are not asking for anything more than what the Headwaters Agreement provides. Even if we got everything we are now asking for, the company would harvest less than what Headwaters contemplates. Because the rules were changed in the middle of the game, the company has never come close to harvesting the amounts allowed by the Headwaters Agreement. In the years since Headwaters, the company has harvested below the level permitted by an average of 27 million board feet annually. Moreover, no other timber company has been treated under the new rules the way PALCO has.”

     “If PALCO cannot begin harvesting in the very near future, revenues will not be sufficient to sustain PALCO’s current level of operations. Also, if PALCO cannot harvest and purchase enough Scotia Pacific timber, Scotia Pacific may not be able to fund required interest payments due in July 2005 on its approximately $750 million of Timber Notes,” Manne said. “These unreleased timber harvesting plans represent 48% of the company’s planned first quarter harvest and 38% of planned first half harvest levels.”

     In recent credit rating actions by both Moody’s and Standard & Poor’s, the Timber Collateralized Notes issued by Scotia Pacific were placed on credit watch with negative implications by S&P and were downgraded by Moody’s due to concern over weak cash flows from timber operations, as a result of the North Coast Regional Water Quality Control Board’s delay in releasing previously approved timber harvesting plans.

     “We are not asking for more than the Headwaters Agreement allows. What we want is what we were promised —a dependable supply of wood from our own property and timely review of our timber harvest permits. Despite the millions of dollars PALCO spends on scientific research each year, despite earning national recognition for our sustainable forestry practices, and despite multiple layers of state and federal oversight and review of our operations, the Regional Water Board staff is taking action designed to block critical operations under our harvest permits.

     “We are hopeful that we will be able to obtain both staff clearance of our approved timber harvesting plans as well as lender consent to amend PALCO’s line of credit, but this relief is by no means assured,” Manne said. “In our discussions with PALCO’s lender, we are seeking to cure or avoid defaults by PALCO and provide the enhanced liquidity necessary to fund our ongoing operations,” he added.

     “Let there be no misunderstanding. If our efforts with both the Regional Water Board staff and our bank lender are not successful, PALCO will not have sufficient liquidity from timber operations and its line of credit to sustain ongoing operations. In such a circumstance, PALCO and its subsidiaries, including Scotia Pacific, expect that they will be forced to take extraordinary actions: reduce expenditures by laying off employees and shutting down various operations; seek other sources of liquidity, such as from asset sales; and consider seeking protection by filing under the United States Bankruptcy Code,” Manne said.

     “The outcome of our efforts to avoid a financial liquidity shortfall are of grave importance to Humboldt County, where PALCO employs about 700 people and Scotia Pacific employs another 120, as well as to the whole state of California which consumes 80% of our redwood,” said Manne.

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     This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things: (i) statements regarding the business strategy, plans and objectives of PALCO and its subsidiaries; and (ii) statements expressing beliefs and expectations regarding harvest levels; regulatory requirements and permissions; agreements with lenders and other third parties; timber and lumber supply, demand, and prices; and similar factors affecting the business, operations, financial results and financial condition of PALCO and its subsidiaries. Although PALCO and its subsidiaries and other affiliates believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in periodic reports of MAXXAM Inc. and Scotia Pacific Company LLC that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, PALCO and its subsidiaries and affiliates do not assume a duty to update these forward-looking statements.

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